SUBSCRIPTION AGREEMENT

                                   ARGAN, INC.

                                  COMMON STOCK

                                  EXHIBIT 4.1

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of this 28th day of January, 2005, by and among ARGAN, INC., a Delaware corporation (the "Company"), and MSR I SBIC, L.P., a Delaware limited partnership (the "Investor").


                              W I T N E S S E T H:

         WHEREAS, the Investor desires to subscribe for, purchase and acquire from the Company and the Company desires to sell and issue to the Investor 129,032 shares (the "Shares") of the Company's Common Stock, par value $0.15 per share (the "Common Stock"), upon the terms and conditions and subject to the provisions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Investor subscribes for and agrees to purchase and acquire from the Company and the Company agrees to sell and issue to the Investor the Shares, in the manner set forth in Section 2 hereof, at a purchase price of $7.75 per share (the "Share Price"), yielding an aggregate purchase price of $999,998 (the "Total Purchase Price").

         2. Terms of Purchase and Sale of the Shares. (a) The closing of the transactions contemplated hereby (the "Closing") shall take place on January 28, 2005, at the offices of Robinson & Cole LLP, or at such other time and place as the Company and the Investor may agree upon. Contemporaneously with the delivery of this Agreement, the Investor shall deliver to the Company the Purchase Price by wire transfer of immediately available funds pursuant to wire transfer instructions given to the Investor by the Company. At the Closing, the Company will instruct the Company's transfer agent to deliver to the Investor a certificate, registered in the name of the Investor, representing the Shares.

         The Investor understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any U.S. state or foreign country. The Investor also understands that, in order to assure that the sale of the Shares to the Investor will be exempt from registration under the Act and applicable state securities laws, the Investor must meet certain financial prerequisites and must have such knowledge and experience in financial and business matters so as to be able to evaluate the risks and merits of an investment in the Shares.

         3.       Subsequent Sales.

         The Company shall issue additional shares of Common Stock to the Investor as follows:

                  (a) Issuance of Additional Stock below Purchase Price. If the Company issues Additional Stock (as defined below) having a purchase price of at least $2,500,000 for a consideration per share less than the Share Price, the Company shall issue to the Investor an additional number of shares of Common Stock as determined in accordance with
         Section 3(b) (the "Bonus Shares").

                  (b) Adjustment Formula. Whenever the Company is required to issue Bonus Shares pursuant to Section 3(a), the total number of Bonus Shares shall be determined by (i) dividing the Total Purchase Price by the average weighted consideration per share received by the Company for the Additional Stock and (ii) subtracting therefrom the number of Shares.

                  (c) Definition of Additional Stock. For purposes of this
         Section 3, "Additional Stock" means any shares of Common Stock issued by the Company in a transaction exempt from registration under the Act within 180 days after the Closing, other than:

                           (i) Shares of Common Stock issuable or issued to
                  employees, consultants or directors of the Company pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company;

                           (ii) Capital stock, or options or warrants to
                  purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of the Company,

                           (iii) Shares of Common Stock issuable pursuant to or
                  upon exercise of warrants, options, votes or other rights to acquire securities of the Company outstanding as of the Closing; and

                           (iv) Shares of capital stock issued in connection
                  with stock splits, stock dividends or similar transactions.

                  (d) Failure to Issue Additional Stock. If the Company fails to issue, within 180 days after the Closing, Additional Stock having a purchase price of at least $2,500,000, as of July 31, 2005 (the "Settlement Date") the Company shall issue to the Investor additional shares of Common Stock. The additional number of shares of Common Stock to be issued to the Investor hereunder shall equal the Total Purchase Price divided by the lower of (a) the weighted average price of all Additional Stock sold by the Company during the period between the Closing Date and the Settlement Date and (b) 90% of the trailing 30-day average bid price of the Company's stock at the Settlement Date; and then subtracting therefrom the number of Shares.

                  (e) No Fractional Shares. The number of shares to be issued pursuant to either subparagraph (a) or (d) hereunder shall be rounded down to the nearest whole share.

                  (f) Determination of Consideration. In the case of the issuance of Additional Stock for cash, the consideration is the amount of cash paid therefor before deducting any discounts, commissions or placement fees allowed, paid or incurred by the Company for any underwriting, placement or similar services in connection with the issuance and sale thereof.

         4. Representations and Warranties of the Company. In order to induce the Investor to enter into this Agreement, the Company represents and warrants the following:

                  (a) Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite right, power and authority to execute, deliver and perform this Agreement.

                  (b) Enforceability. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company, and, upon its execution by the Investor, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) No Violations. The execution, delivery and performance of this Agreement by the Company do not and will not violate or conflict with any provision of the Company's Certificate of Incorporation or Bylaws and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound excepts such consents as have been obtained as of the date hereof.

                  (d) Capitalization. The authorized capital stock of the Company consists of 12,000,000 shares of Common Stock, of which 2,630,000 shares were issued and outstanding as of December 31, 2004, and 500,000 shares of preferred stock, $0.10 par value, of which no shares were issued and outstanding as of December 31, 2004. As of December 31, 2004, the Company had granted options and stock warrants to purchase 302,550 shares of Common Stock. Upon issuance in accordance with the terms of this Agreement against payment of the Purchase Price therefor, the Shares will be duly and validly authorized and issued, fully paid and nonassessable, and, assuming the accuracy of the representations and warranties of each Investor, will be issued in accordance with a valid exemption from the registration or qualification provisions of the Act, and any applicable state securities laws (the "State Acts").

                  (e) Exchange Act Filing. All reports and statements required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, due at or prior to the date of this

         Agreement have been made. Such filings, together with all documents incorporated by reference therein, are referred to as "Exchange Act Documents." Each Exchange Act Document, as amended, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and no Exchange Act Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will file all applicable Exchange Act documents required to be filed by it pursuant to the transactions contemplated hereby.

                  (f) Company Financial Statements. The audited financial statements, together with the related notes of the Company at January 31, 2004 and 2003, and for the years then ended, and the unaudited financial statements of the Company at October 31, 2004, and for the nine months then ended, (collectively, the "Company Financial Statements") included in the Company's Annual Report on Form 10-KSB for the year 2003 and its Quarterly Report on Form 10-QSB dated December 13, 2004, respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended (subject to, in the case of unaudited financial statements, normal year-end adjustments). To the knowledge of the Company, such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as expressly noted therein.

                  (g) No Material Liabilities. Except for liabilities or obligations disclosed in Exchange Act Documents or with respect to the agreements with Kevin Thomas, since October 31, 2004, the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business or except for liabilities or obligations reflected or reserved against on the Company's balance sheet as October 31, 2004, and there has not been any material adverse change in the condition (financial or otherwise), business, or results of operations of the Company or any change in the capital or increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

                  (h) No Disputes Against Company. Except as disclosed in the Exchange Act Documents there is no material pending or, to the knowledge of the Company, threatened (a) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding against the Company,
         (c) governmental inquiry against the Company, or (d) any action or suit by or on behalf of the Company pending or threatened against others.

         5. Representations and Warranties of the Investor. In order to induce the Company to enter into this Agreement, the Investor represents and warrants the following:

                  (a) Authority. The Investor has all requisite right, power and authority to execute, deliver and perform this Agreement.

                  (b) Enforceability. If necessary, the execution, delivery and performance of this Agreement by the Investor have been duly authorized by all requisite partnership or corporate action, as the case may be. This Agreement has been duly executed and delivered by the Investor, and, upon its execution by the Company, constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except to the extent that its enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) No Violations. The execution, delivery and performance of this Agreement by the Investor do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the articles of incorporation or bylaws, partnership agreement, operating agreement, trust agreement or similar organizational or governing document of the Investor, as applicable.

                  (d) Knowledge of Investment and its Risks. The Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor's investment in the Shares. The Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company's business or operations will be successful. The Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, the Investor could lose Investor's entire investment in the Company.

                  (e) Investment Intent. The Investor hereby represents and warrants that (i) the Shares are being acquired for investment for the Investor's own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Shares, and the Investor has no present intention of selling, granting any participation in or otherwise distributing any of the Shares within the meaning of the Act and (ii) the Investor does not have any contracts, understandings, agreements or arrangements with any person or entity to sell, transfer or grant participations to such person or entity, with respect to any of the Shares.

                  (f) Accredited Investor. The Investor is an "Accredited Investor" as that term is defined by Rule 501 of Regulation D promulgated under the Act.

                  (g) Disclosure. The Investor has reviewed information provided by the Company in connection with the decision to purchase the Shares, consisting of the Company's publicly available filings with the Securities and Exchange Commission and the information contained therein. The Company has provided the Investor with all the information that the Investor has requested in connection with the decision to purchase the Shares. The Investor further represents that the Investor has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. All such questions have been answered to the full satisfaction of the Investor.

                  (h) No Registration. The Investor understands that Investor may be required to bear the economic risk of Investor's investment in the Company for an indefinite period of time. The Investor further understands that (i) neither the offering nor the sale of the Shares has been registered under the Act or any applicable State Acts in reliance upon exemptions from the registration requirements of such laws, (ii) the Shares must be held by the Investor indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) except as set forth in the Registration Rights Agreement between the Company and the Investor, the Company is under no obligation to register any of the Shares on the Investor's behalf or to assist the Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by the Investor in this Subscription Agreement in order to establish such exemptions from the registration requirements of the Act and any applicable State Acts.

                  (i) Transfer Restrictions. The Investor will not transfer any of the Shares unless such transfer is registered or exempt from registration under the Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, the Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt. The Investor understands and agrees that (i) the certificates evidencing the Shares will bear appropriate legends indicating such transfer restrictions placed upon the Shares,
         (ii) the Company shall have no obligation to honor transfers of any of the Shares in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

                  (j) Legends. Each Investor understands that the certificates representing the Shares will bear any legend required by the "blue sky" laws of any state and a restrictive legend in substantially the following form until the Shares are registered under the Act as contemplated by the Registration Rights Agreement among the Company and the Investors:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (2) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

                  (k) Principal Address. The Investor's principal executive office is set forth on the signature page of this Subscription Agreement.

                  (l) Money Laundering. The Investor hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and similar activities. In furtherance of such efforts, the Investor hereby represents and agrees that, to the best of the Investor's knowledge based upon appropriate diligence and investigation: (i) none of the cash or property that is paid or contributed to the Company by the Investor shall be derived from, or related to, any activity that is deemed criminal under United States law; (ii) no contribution or payment to the Company by the Investor shall (to the extent that such matters are within the Investor's control) cause the Company to be in violation of the Untied States Bank Secrecy Act, the United States Money Laundering Abatement and Anti-Terrorist Financing Act of 2001; and (iii) the Investor is not engaged in money laundering. Further, the Investor represents and warrants to the Company all evidence of identity provided in connection with the Investor's acquisition of Common Stock as contemplated herein is genuine and all related information furnished is accurate and the Investor hereby agrees to provide any information deemed necessary by the Company in its sole discretion to comply with the Company's anti-money laundering responsibilities and policies.

         6. Further Assurances. The parties will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by the Investors of the Shares.

         7. Registration Rights Agreement. The Investor agrees to be bound by the terms of and execute the Registration Rights Agreement between the Company and the Investor.

         8. Entire Agreement; No Oral Modification. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

         9. Binding Effect; Benefits. This Agreement inures to the benefit of and is binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         The undersigned agrees that the Investor may not cancel, terminate or revoke this Agreement or any agreement of the Investor made hereunder (except as otherwise specifically provided herein). This Agreement is not transferable or assignable by the undersigned except as may be provided herein; provided, however, that this Agreement survives the death or disability of the Investor and is binding upon the Investor's heirs, executors, administrators, successors and permitted assigns.

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original and all of which together are one and the same instrument.

         11. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of New York, both substantive and remedial. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts.

         12. Prevailing Parties. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys' fees in addition to any other remedy.

         13. Headings. The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

         14. Notices. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by telecopier or telex and confirmed, or when mailed, first-class postage pre-paid, (a) if to you, to you at the address or telecopy number set forth below your signature, or to such other address or telecopy number as you shall have furnished to the Company in writing and (b) if to the Company, to it at One Church Street, Suite 302; Rockville, Maryland 20850 or to such other address or addresses, or telecopy number or numbers, as the Company shall have furnished to you in writing.

         15. Tax Certification. You certify that (a) the taxpayer identification provided under your signature is correct and (b) you are not subject to backup withholding because (i) you have not been notified that you are subject to backup withholding as a result of failure to report interest and dividends or
(ii) the Internal Revenue Service has not notified you that you are subject to withholding.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                            ARGAN, INC., a Delaware corporation


                                            By:   /s/ Rainer Bosselmann
                                                 -------------------------------
                                            Name: Rainer Bosselmann
                                                 -------------------------------
                                            Its:  Chairman of the Board and
                                                  Chief Executive Officer
                                                 -------------------------------

                                            MSR I SBIC, L.P.


                                            By: /s/ Daniel A. Levinson
                                               ---------------------------------
                                                Daniel A. Levinson
                                               ---------------------------------
                                                        Print Name

                                            8 Wright Street
                                            Westport, CT 06880
                                            Attn: General Partner

                                            Employer Identification Number


                                            ----------------------------------